Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 2, 2021

LEGGETT & PLATT REPORTS RECORD 2Q RESULTS

Carthage, MO, August 2, 2021 —-

•	2Q sales were a quarterly record[1] $1.27 billion, a 50% increase vs 2Q20

•	2Q EBIT was $172 million, an increase of $149 million vs 2Q20

•	2Q record adjusted[2] EBIT was $144 million, up $94 million vs 2Q20

•	2Q EPS was $.82, up $.87 vs 2Q20; 2Q adjusted[2] EPS was $.66, up $.51 vs 2Q20 adjusted[2] EPS

•	Acquired Kayfoam, an Ireland-based provider of specialty foam and finished mattresses

•	Increasing 2021 guidance: sales of $4.9–$5.1 billion; EPS of $2.86–$3.06; adjusted[2] EPS of $2.70–$2.90

Diversified manufacturer Leggett & Platt reported record1 quarterly sales in second quarter of $1.27 billion, a 50% increase versus second quarter last year.

•	Organic sales were up 50%

•	Volume was up 31%, reflecting strong recovery in most of our businesses and increased demand versus 2Q 2020, which was significantly impacted by the COVID-19 pandemic

•	Raw material-related selling price increases of 16% and currency benefit of 3% added to sales growth

•	Acquisitions and divestitures offset each other

Second quarter EBIT was $172 million, up $149 million from second quarter 2020. Adjusted2 EBIT was $144 million, a second quarter record and an increase of $94 million from second quarter 2020 adjusted2 EBIT

•	EBIT and adjusted[2] EBIT benefited primarily from volume growth and metal margin expansion

•	Maintained $20 million of fixed cost reductions implemented in 2020 (versus $36 million in 2Q20)

•	2Q 2021 adjustment for a $28 million gain on the sale of real estate associated with our exited Fashion Bed business

•	2Q 2020 adjustments include a $25 million goodwill impairment charge related to our Hydraulic Cylinders business and $2 million of restructuring charges primarily from pandemic-related cost reductions

•	EBIT margin was 13.5% and adjusted[2] EBIT margin was 11.3%, up from 6.0% in the second quarter of 2020

Second quarter EPS was $.82, an increase of $.87 versus second quarter 2020. Second quarter adjusted2 EPS was $.66, up $.51 versus adjusted2 EPS in second quarter 2020.

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “Our employees continued to drive strong results in the second quarter despite a challenging macroenvironment. Due to their tremendous efforts, we are pleased to deliver all-time quarterly record1 sales along with record second quarter adjusted2 EBIT and EBITDA. While we continue to navigate inflationary pressures along with supply chain disruptions, consumer demand remains strong and we are increasing our full year guidance.

[1]	Record is from continuing operations
[2]	Please refer to attached tables for Non-GAAP Reconciliations

“We are also pleased to announce that on June 4, we acquired a leading provider of specialty foam and finished mattresses primarily serving customers in the UK and Ireland. The company, Kayfoam, is located near Dublin and has two manufacturing facilities with combined annual sales of approximately $80 million. Kayfoam expands the capabilities of our European Bedding business and establishes a platform in foam technology and finished mattress production. Similar to our U.S. Bedding business, this acquisition allows us to support our European bedding customers anywhere in the value chain from innerspring and foam components to finished products including private label mattresses, toppers, pillows, and other bedding accessories.

“Finally, we remain focused on cash generation while reducing debt and deploying capital in a balanced and disciplined manner that positions us to capture near- and long-term growth opportunities, both organically and through strategic acquisitions.”

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt was 2.32x trailing 12-month adjusted[2] EBITDA

•

Operating cash flow was $41 million in the second quarter, a decrease of $71 million versus second quarter 2020, primarily from working capital investments to support growth and inflationary impact, which more than offset higher earnings

•	Capital expenditures were $25 million

•	Total liquidity was $1.3 billion

DIVIDEND

•	In May, Leggett & Platt’s Board of Directors declared a $.42 second quarter dividend, two cents higher than last year’s second quarter dividend

•	At an annual indicated dividend of $1.68 per share, the yield is 3.5% based upon Friday’s closing stock price of $48.03 per share, one of the higher yields among the S&P 500 Dividend Aristocrats

2021 GUIDANCE

•	Increasing full year 2021 guidance

•	Sales are expected to be $4.9–$5.1 billion, +14% to 19% versus 2020

•	Volume expected to grow mid-to-high-single digits

•	Raw material-related price increases expected to add significant sales growth

•	Acquisitions, net of divestitures, expected to add 1%

•	EPS is expected to be $2.86–$3.06

•	Reflects higher volume and higher metal margin

•	Includes 2Q gain from real estate sale of $0.16 per share

•	Adjusted EPS is expected to be $2.70–$2.90

•	Based on this guidance framework, EBIT margin should be 11.9%–12.2%; adjusted EBIT margin should be 11.4%–11.6%

•	Operating cash flow of approximately $450 million

•	Reflects inflationary impact and planned working capital investments to build and maintain higher inventory levels in our Rod, Wire, and U.S. Spring businesses

•	Additional guidance expectations:

•	Depreciation and amortization $195 million

•	Net interest expense $75 million

•	Effective tax rate 23%

•	Fully diluted shares 137 million

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•	Capital expenditures $140 million

•	Dividends approximately $215 million

•	Prior Guidance:

•	Sales: $4.8–$5.0 billion

•	EPS: $2.55–$2.75

•	Operating cash flow: approximately $500 million

SEGMENT RESULTS – Second Quarter 2021 (versus 2Q 2020)

Bedding Products –

•	Trade sales increased 48%

•	Volume increased 22%, driven by strong demand for home-related products

•	Raw material-related selling price increases added 26%

•	Currency benefit increased sales 2%

•	Divestitures (small operations in Drawn Wire and former Fashion Bed business), net of the Kayfoam acquisition, reduced sales by approximately 2%

•	EBIT increased $82 million, primarily from volume growth, pricing discipline, higher metal margin, and a $28 million gain on the sale of real estate associated with our exited Fashion Bed business

Specialized Products –

•	Trade sales increased 72%

•	Volume increased 58% from strong recovery in Automotive and Hydraulic Cylinders and modest recovery in Aerospace

•	Raw material-related selling price increases added 1%

•	Currency benefit increased sales 10%

•	An Aerospace acquisition completed in January 2021 added 3% to sales

•	EBIT increased $47 million, primarily from volume growth and the non-recurrence of a $25 million goodwill impairment charge related to our Hydraulic Cylinders business

Furniture, Flooring & Textile Products –

•	Trade sales increased 43%

•	Volume increased 30%, primarily from strong demand in Home Furniture, Geo Components, and the residential components of our Flooring Products and Work Furniture businesses

•	Raw material-related selling price increases added 10%

•	Currency benefit increased sales 3%

•	EBIT increased $22 million, primarily from volume growth

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, August 3. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Third quarter results will be released after the market closes on Monday, November 1, 2021, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 138-year-old Company is comprised of 15 business units, 21,000 employee-partners, and 135 manufacturing facilities located in 18 countries. Leggett & Platt is a member of the S&P 500 and the S&P 500 Dividend Aristocrats, and is one of Fortune’s World’s Most Admired Companies.

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Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, raw material-related price increases; volume growth; acquisition and divestiture activity; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, adjusted EBIT margin, and effective tax rate, amount of dividends, higher metal margins, and currency benefit. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has, in varying degrees, and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms, (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; (ii) the speed at which vaccines for the COVID-19 virus are administered, the percentage of the population vaccinated, and the effectiveness of those vaccines against new variants; (iii) the Company’s ability to manage working capital; (iv) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (v) market conditions; (vi) price and product competition from foreign and domestic competitors; (vii) cost and availability of raw materials (including microchips and chemicals), labor, and energy costs; (viii) cash generation sufficient to pay the dividend; (ix) cash repatriation from foreign accounts; (x) our ability to integrate acquired companies; (xi) changing tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses; data privacy, climate change and ESG obligations, and litigation risks; and (xii) risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT:    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Tarah L. Sherwood, Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	August 2, 2021

RESULTS OF OPERATIONS [1]	SECOND QUARTER			YEAR TO DATE
(In millions, except per share data)	2021	2020	Change	2021	2020	Change
Trade sales	$1,269.6	$845.1	50%	$2,420.5	$1,890.6	28%
Cost of goods sold	1,000.3	698.5		1,903.7	1,523.3

Gross profit	269.3	146.6	84%	516.8	367.3	41%
Selling & administrative expenses	112.6	97.2	16%	218.9	215.0	2%
Amortization	18.0	16.3		33.8	32.7
Other expense (income), net	(33.2)	10.4		(35.5)	18.3

Earnings before interest and taxes	171.9	22.7	657%	299.6	101.3	196%
Net interest expense	18.7	20.4		37.1	40.4

Earnings before income taxes	153.2	2.3		262.5	60.9
Income taxes	40.9	8.4		62.7	22.9

Net earnings (loss)	112.3	(6.1)		199.8	38.0
Less net income from non-controlling interest	(0.1)	—		(0.1)	—

Net Earnings (Loss) Attributable to L&P	$112.2	$(6.1)	1,939%	$199.7	$38.0	426%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.82	$(0.05)	1,740%	$1.46	$0.28	421%
Shares outstanding
Common stock (at end of period)	133.3	132.3	0.8%	133.3	132.3	0.8%
Basic (average for period)	136.3	135.7		136.1	135.5
Diluted (average for period)	136.8	135.7	0.8%	136.6	135.7	0.7%

CASH FLOW [1]	SECOND QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Net earnings (loss)	$112.3	$(6.1)		$199.8	$38.0
Depreciation and amortization	48.1	46.5		94.2	94.0
Working capital decrease (increase)	(111.0)	20.7		(263.5)	(87.4)
Impairments	—	25.9		—	29.4
Other operating activities	(8.5)	25.1		(0.2)	48.5

Net Cash from Operating Activities	$40.9	$112.1	(64)%	$30.3	$122.5	(75)%
Additions to PP&E	(25.0)	(18.8)		(49.0)	(43.0)
Purchase of companies, net of cash	(124.6)	—		(151.9)	—
Proceeds from business and asset sales	30.9	3.6		30.9	3.6
Dividends paid	(53.3)	(52.9)		(106.3)	(105.6)
Repurchase of common stock, net	(0.3)	—		(7.0)	(7.6)
Additions (payments) to debt, net	22.1	(332.1)		131.3	8.0
Other	7.1	(8.9)		4.4	(16.7)

Increase (Decrease) in Cash & Equivalents	$(102.2)	$(297.0)		$(117.3)	$(38.8)

FINANCIAL POSITION [1]	Jun 30,	Dec 31,
(In millions)	2021	2020	Change
Cash and equivalents	$231.6	$348.9
Receivables	704.8	563.6
Inventories	893.0	691.5
Other current assets	65.4	54.1

Total current assets	1,894.8	1,658.1	14%
Net fixed assets	785.9	784.8
Operating lease right-of-use assets	167.0	161.6
Goodwill	1,459.4	1,388.8
Intangible assets and deferred costs, both at net	843.0	806.7

TOTAL ASSETS	$5,150.1	$4,800.0	7%

Trade accounts payable	$612.0	$552.2
Current debt maturities	50.8	50.9
Current operating lease liabilities	44.2	42.4
Other current liabilities	400.1	360.5

Total current liabilities	1,107.1	1,006.0	10%

Long-term debt	1,974.9	1,849.3	7%
Operating lease liabilities	126.7	122.1
Deferred taxes and other liabilities	405.4	397.5
Equity	1,536.0	1,425.1	8%

Total Capitalization	4,043.0	3,794.0	7%

TOTAL LIABILITIES & EQUITY	$5,150.1	$4,800.0	7%

[1]	Effective 1/1/21: domestic steel-related inventory valuation methodology changed from LIFO to FIFO; all prior periods presented have been retrospectively adjusted to apply the effects of the change.

LEGGETT & PLATT	Page 6 of 7	August 2, 2021

SEGMENT RESULTS [1,2]	SECOND QUARTER			YEAR TO DATE
(In millions)	2021	2020	Change	2021	2020	Change
Bedding Products
Trade sales	$608.7	$410.6	48%	$1,144.5	$901.2	27%
EBIT	100.4	18.9	431%	164.2	47.2	248%
EBIT margin	16.5%	4.6%	1,190 bps [3]	14.3%	5.2%	910 bps [3]
Note impairment	—	—		—	8.4
Restructuring-related charges	—	1.9		—	1.9
Gain on sale of real estate	(28.2)	—		(28.2)	—

Adjusted EBIT	72.2	20.8	247%	136.0	57.5	137%
Adjusted EBIT margin	11.9%	5.1%	680 bps	11.9%	6.4%	550 bps
Depreciation and amortization	26.4	26.3		52.5	53.1

Adjusted EBITDA	98.6	47.1	109%	188.5	110.6	70%
Adjusted EBITDA margin	16.2%	11.5%	470 bps	16.5%	12.3%	420 bps

Specialized Products
Trade sales	$241.7	$140.8	72%	$499.3	$375.3	33%
EBIT	27.4	(19.7)	239%	62.6	8.0	683%
EBIT margin	11.3%	-14.0%	2,530 bps	12.5%	2.1%	1,040 bps
Goodwill impairment	—	25.4		—	25.4

Adjusted EBIT	27.4	5.7	381%	62.6	33.4	87%
Adjusted EBIT Margin	11.3%	4.0%	730 bps	12.5%	8.9%	360 bps
Depreciation and amortization	12.2	10.6		23.3	21.8

Adjusted EBITDA	39.6	16.3	143%	85.9	55.2	56%
Adjusted EBITDA margin	16.4%	11.6%	480 bps	17.2%	14.7%	250 bps

Furniture, Flooring & Textile Products
Trade sales	$419.2	$293.7	43%	$776.7	$614.1	26%
EBIT	44.7	23.0	94%	73.0	49.1	49%
EBIT margin	10.7%	7.8%	290 bps	9.4%	8.0%	140 bps
Restructuring-related charges	—	0.3		—	0.3

Adjusted EBIT	44.7	23.3	92%	73.0	49.4	48%
Adjusted EBIT Margin	10.7%	7.9%	280 bps	9.4%	8.0%	140 bps
Depreciation and amortization	6.0	6.3		12.1	12.8

Adjusted EBITDA	50.7	29.6	71%	85.1	62.2	37%
Adjusted EBITDA margin	12.1%	10.1%	200 bps	11.0%	10.1%	90 bps

Total Company
Trade sales	$1,269.6	$845.1	50%	$2,420.5	$1,890.6	28%
EBIT - segments	172.5	22.2	677%	299.8	104.3	187%
Intersegment eliminations and other	(0.6)	0.5		(0.2)	(3.0)

EBIT	171.9	22.7	657%	299.6	101.3	196%
EBIT margin	13.5%	2.7%	1,080 bps	12.4%	5.4%	700 bps
Goodwill impairment [4]	—	25.4		—	25.4
Note impairment [4]	—	—		—	8.4
Stock write-off from prior year divestiture [4]	—	—		—	3.5
Restructuring-related charges [4]	—	2.2		—	2.2
Gain on sale of real estate [4]	(28.2)	—		(28.2)	—

Adjusted EBIT [4]	143.7	50.3	186%	271.4	140.8	93%
Adjusted EBIT margin [4]	11.3%	6.0%	530 bps	11.2%	7.4%	380 bps
Depreciation and amortization - segments	44.6	43.2		87.9	87.7
Depreciation and amortization - unallocated [5]	3.5	3.3		6.3	6.3

Adjusted EBITDA [4]	$191.8	$96.8	98%	$365.6	$234.8	56%
Adjusted EBITDA margin	15.1%	11.5%	360 bps	15.1%	12.4%	270 bps

LAST SIX QUARTERS [1]	2020				2021
Selected Figures (In Millions)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,045.5	845.1	1,207.6	1,182.0	1,150.9	1,269.6
Sales growth (vs. prior year)	(9)%	(30)%	(3)%	3%	10%	50%
Volume growth (same locations vs. prior year)	(9)%	(29)%	(3)%	3%	4%	31%

Adjusted EBIT [4]	90.5	50.3	155.9	156.0	127.7	143.7
Cash from operations	10.4	112.1	261.3	218.8	(10.6)	40.9

Adjusted EBITDA (trailing twelve months) [4]	675.7	596.3	610.6	642.1	677.9	772.9
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	2.90	3.23	2.81	2.42	2.46	2.32

Organic Sales (Vs. Prior Year) [7]	1Q	2Q	3Q	4Q	1Q	2Q
Bedding Products	(15)%	(28)%	(1)%	5%	12%	50%
Specialized Products	(11)%	(47)%	(9)%	1%	9%	69%
Furniture, Flooring & Textile Products	(7)%	(25)%	(2)%	3%	12%	43%
Overall	(12)%	(31)%	(3)%	3%	11%	50%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	August 2, 2021

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 1, 11

Non-GAAP Adjustments [8]	2020				2021
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Goodwill impairment	—	25.4	—	—	—	—
Note impairment	8.4	—	—	—	—	—
Stock write-off from prior year divestiture	3.5	—	—	—	—	—
Restructuring-related charges	—	2.2	5.7	—	—	—
Gain on sale of real estate	—	—	—	—	—	(28.2)

Non-GAAP Adjustments (Pretax) [9]	11.9	27.6	5.7	—	—	(28.2)
Income tax impact	(2.9)	(0.2)	(1.3)	—	—	6.9

Non-GAAP Adjustments (After Tax)	9.0	27.4	4.4	—	—	(21.3)

Diluted shares outstanding	135.6	135.7	136.1	136.2	136.3	136.8

EPS Impact of Non-GAAP Adjustments	0.07	0.20	0.03	—	—	(0.16)

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2020				2021
(In millions, except per share data)	1Q	2Q	3Q	4Q	1Q	2Q
Trade sales	1,045.5	845.1	1,207.6	1,182.0	1,150.9	1,269.6

EBIT (earnings before interest and taxes)	78.6	22.7	150.2	156.0	127.7	171.9
Non-GAAP adjustments (pretax and excluding interest)	11.9	27.6	5.7	—	—	(28.2)

Adjusted EBIT	90.5	50.3	155.9	156.0	127.7	143.7

EBIT margin	7.5%	2.7%	12.4%	13.2%	11.1%	13.5%
Adjusted EBIT Margin	8.7%	6.0%	12.9%	13.2%	11.1%	11.3%

EBIT	78.6	22.7	150.2	156.0	127.7	171.9
Depreciation and amortization	47.5	46.5	47.0	48.4	46.1	48.1

EBITDA	126.1	69.2	197.2	204.4	173.8	220.0
Non-GAAP adjustments (pretax and excluding interest)	11.9	27.6	5.7	—	—	(28.2)

Adjusted EBITDA	138.0	96.8	202.9	204.4	173.8	191.8

EBITDA margin	12.1%	8.2%	16.3%	17.3%	15.1%	17.3%
Adjusted EBITDA Margin	13.2%	11.5%	16.8%	17.3%	15.1%	15.1%

Diluted EPS	0.33	(0.05)	0.79	0.79	0.64	0.82
EPS impact of non-GAAP adjustments	0.07	0.20	0.03	—	—	(0.16)

Adjusted EPS	0.40	0.15	0.82	0.79	0.64	0.66

Net Debt to Adjusted EBITDA [10]	2020				2021
	1Q	2Q	3Q	4Q	1Q	2Q
Total debt	2,466.4	2,134.3	1,960.2	1,900.2	2,003.7	2,025.7
Less: cash and equivalents	(505.8)	(208.8)	(245.0)	(348.9)	(333.8)	(231.6)

Net debt	1,960.6	1,925.5	1,715.2	1,551.3	1,669.9	1,794.1

Adjusted EBITDA, trailing 12 months	675.7	596.3	610.6	642.1	677.9	772.9

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.90	3.23	2.81	2.42	2.46	2.32

[8]	Management and investors use these measures as supplemental information to assess operational performance.
[9]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: ($0.2) COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million in COGS. 2Q 2021: ($28.2) million other income.

[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]	Calculations impacted by rounding.